*090103*

*090103*

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske | 20170101373-15 |
| Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Filing Date and Time<br>03/07/2017 10:22 AM |
| | Entity Number<br>E0487282015-0 |

# Certificate of Amendment
(PURSUANT TO NRS 78.380)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

**ABOVE SPACE IS FOR OFFICE USE ONLY**

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation
**(Pursuant to NRS 78.380 - Before Issuance of Stock)**

1. Name of corporation:
Smart Venture Holdings Inc.

2. The articles have been amended as follows: (provide article numbers, if available)
Article 1. Name of corporation is: Globe Venture Holdings Inc.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☑ board of directors

4. **Effective date and time of filing: (optional)** Date: Time:
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature]
**Authorized Signature**

X
**Authorized Signature**

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*